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                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                            AT $10.50 NET PER SHARE

                                      AND
           ALL OF THE OUTSTANDING 7% CONVERTIBLE SENIOR SUBORDINATED
        DEBENTURES DUE 2012 AT $1,275.82 NET PER $1,000 PRINCIPAL AMOUNT

                                      AND

         ALL OF THE OUTSTANDING 8% CONVERTIBLE SUBORDINATED DEBENTURES
             DUE 2006 AT $1,344.43 NET PER $1,000 PRINCIPAL AMOUNT

                                       OF

                         CHOCK FULL O'NUTS CORPORATION

                                       BY

                          CFN ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                              SARA LEE CORPORATION
---------------------------------------------------------

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------
                                                                     May 7, 1999

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

    We have been appointed by CFN Acquisition Corporation, a New York corporation ("Purchaser") and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase (i) all of the outstanding shares of common stock, par value $.25 per share, and the associated common stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 30, 1997, by and between Chock Full O'Nuts Corporation, a New York corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (such shares of Common Stock and the associated Rights, collectively, the "Shares"), at $10.50 per Share, (ii) all of the outstanding 7% Convertible Senior Subordinated Debentures due April 1, 2012 (the "7% Debentures"), at a price of $1,275.82 per $1,000 principal amount of the 7% Debentures, and (iii) all of the outstanding 8% Convertible Subordinated Debentures due September 15, 2006 (the "8% Debentures" and, together with the Shares and the 7% Debentures, the "Securities"), at a price of $1,344.43 per $1,000 principal amount of the 8% Debentures, of the Company, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Securities registered in your name or in the name of your nominee.

    Holders of Securities whose certificates evidencing Securities are not immediately available or who cannot deliver confirmation of the book-entry transfer of their Securities into the Depositary's account at a Book-Entry Transfer Facility (as defined in the Offer to Purchase) and all other documents required hereby to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Securities according to the guaranteed delivery procedures set forth in Section
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3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal.
Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

    For your information and for forwarding to your clients for whom you hold Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  Offer to Purchase, dated May 7, 1999;

    2. Letters of Transmittal for your use in accepting the Offer and tendering Securities and for the information of your clients;

    3. Notices of Guaranteed Delivery to be used to accept the Offer if certificates for Securities and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed, prior to the Expiration Date;

    4. A letter which may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6.  A return envelope addressed to the Depositary.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for Securities which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Securities for payment pursuant to the Offer. Payment for Securities purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Securities, or timely confirmation of a book-entry transfer of such Securities into the Depositary's account at the Book-Entry Transfer Facility, pursuant to the procedures described in Section 3 of the Offer to Purchase, (ii) the applicable, properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

    Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Dealer Managers and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Securities pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

    Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Securities pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Securities, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Securities should be delivered or such Securities should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

    If holders of Securities wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.
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    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Dealer Manager or the Information Agent at the respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                         Very truly yours,
                                          GOLDMAN, SACHS & CO.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY; ANY AFFILIATE OF ANY OF THE FOREGOING OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.